January 15, 2001

Dear Stockholder:



         The 2001 Annual Meeting of Stockholders of the Company will be held in the Petroleum Room of the Ramada Inn in Laurel, Mississippi, at 10:00 A.M. on Thursday, February 15, 2001. The purposes of the Annual Meeting are set forth in the accompanying Notice and Proxy Statement.

         The 2000 Annual Report, which is enclosed, contains financial and other information concerning the Company and its business for the fiscal year ended October 31, 2000. The Annual Report is not to be considered part of the proxy solicitation materials.

         We cordially invite you to attend the Annual Meeting. If you cannot attend, please complete and return the enclosed Proxy so that your vote can be recorded.

                                              Cordially,

                                              /s/Joe F. Sanderson, Jr.
                                              Joe F. Sanderson, Jr.
                                              Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held February 15, 2001

To the Stockholders:

     The Annual Meeting of Stockholders of Sanderson Farms, Inc. (the "Company") will be held in the Petroleum Room of the Ramada Inn in Laurel, Mississippi at 10:00 A.M. (local time) on Thursday, February 15, 2001, for the following purposes:

     (1) To elect Class C Directors to serve until the 2004 annual meeting;

     (2) To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2001; and

     (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The business to be transacted at the Annual Meeting is more fully described in the accompanying Proxy Statement, to which reference is hereby made.

         The Board of Directors has fixed the close of business on December 29, 2000 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS:

                                        /s/James A. Grimes, Secretary

Dated: January 15, 2001

                                 PROXY STATEMENT

General

         The accompanying Proxy is solicited by and on behalf of the Board of Directors of Sanderson Farms, Inc. (the "Company"), P.O. Box 988, Laurel, Mississippi 39441, in connection with the 2001 Annual Meeting of Stockholders to be held February 15, 2001, and any adjournments of that meeting. Execution of the Proxy will not in any way affect a stockholder's right to attend the meeting and, upon revocation of the Proxy, to vote in person. Proxies may be revoked at any time before they are voted by filing with the Secretary a written notice of revocation or a duly executed Proxy bearing a later date. Unless they are revoked, Proxies in the form enclosed, properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted at the meeting as specified by the stockholder in the Proxy or, except with respect to broker non-votes, if no specification is made in the Proxy, then FOR each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders, and according to their discretion upon all other matters which may properly come before the meeting. Broker non-votes will be treated as not present for purposes of calculating the vote on a matter for which no specification is made in the Proxy, and will not be counted either as a vote FOR or AGAINST a proposal or as an ABSTENTION with respect thereto. Abstentions will not be counted either as a vote FOR or as a vote AGAINST a proposal. The cost of soliciting Proxies is being paid by the Company.

         The Company's 2000 Annual Report accompanies this Proxy Statement, but is not to be considered a part of the proxy solicitation materials. The record date for the Annual Meeting is December 29, 2000. These materials are being mailed to stockholders on or about January 15, 2001.

Capital Stock

         The authorized capital stock of the Company consists of 5,000,000 shares of non-voting preferred stock, of which 500,000 shares have been designated Series A Junior Participating Preferred Stock, par value $100.00 per share, none of which shares have been issued, and 100,000,000 shares of voting Common Stock, par value $1.00 per share, of which 13,632,955 shares had been issued and were outstanding as of December 29, 2000, the record date for the Annual Meeting. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the Annual Meeting. Each such stockholder is entitled to one vote for each share of common stock held at that date.

Beneficial Ownership

         The following table sets forth information, as of December 29, 2000, concerning (a) the only stockholders known by the Company to own beneficially more than 5% of the common stock of the Company, which is the only class of voting securities outstanding, (b) the beneficial ownership of common stock of the executive officers named in the "Summary Compensation Table" below, and (c) the beneficial ownership of common stock by all directors and executive officers of the Company as a group.



                                                       Amount
   Beneficial Owner(s)                              Beneficially          Percent
   and Address                                      Owned(1)(2)          of Class
   -----------                                      -----------          --------

Estate of Joe Frank Sanderson (3) .........       3,229,672 shares         23.69%
Estate of Dewey R. Sanderson, Jr.(4) ......       3,268,482 shares         23.98%
Joe F. Sanderson, Jr. (5) .................       3,565,428 shares         26.15%
William R. Sanderson (6) ..................       3,578,073 shares         26.25%
Hugh V. Sanderson (7) .....................       3,517,413 shares         25.80%
Robert Buck Sanderson (8) .................       3,522,925 shares         25.84%
Mike Cockrell (9) .........................          35,895 shares           (14)
Trustmark National Bank (2)(10) ...........       1,167,254 shares          8.57%
Lampkin Butts (2) (11) ....................       1,204,957 shares          8.84%
Robin Robinson (2) (12) ...................       1,167,254 shares          8.57%
All Directors and executive
officers as a
group (12 persons) (13) ...................       8,840,358 shares         64.85%



         (1) The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the following notes.

         (2) Lampkin Butts, Robin Robinson and Trustmark National Bank are the trustees of the Employee Stock Ownership Plan and Trust of Sanderson Farms, Inc. and Affiliates (the "ESOP"), which is the record owner of 1,167,254 shares of common stock of the Company. Trustmark National Bank and Mr. Butts and Ms. Robinson, in their respective capacities as trustees of the ESOP, share with each other investment power with respect to those shares of common stock and therefore are each deemed to beneficially own, under applicable regulations of the Securities and Exchange Commission, the 1,167,254 shares of common stock owned of record by the ESOP. With respect to the voting power of the 1,167,254 shares of common stock, the members of the Administrative Committee of the ESOP share with each other voting power as to such shares.

         (3) On January 4, 1998, Joe Frank Sanderson died. The 3,229,672 shares that Joe Frank Sanderson beneficially owned are now beneficially owned by the Estate of Joe Frank Sanderson (the "JFS Estate"). The co-executors of the JFS Estate are Joe Frank Sanderson's sons, Joe F. Sanderson, Jr. and William R. Sanderson. Pursuant to a Pledge Agreement dated as of March 21, 2000, the Estate has pledged all of the shares of common stock owned by it to secure its obligations under its Loan Agreement dated as of March 21, 2000 with two banks. The Loan Agreement pertains to borrowings of $13,500,000, the proceeds of which were used to pay estate taxes (please see "Certain Transactions" below).

          (4) Address: P. O. Box 988, Laurel, Mississippi 39441. Mr. Dewey R. Sanderson, Jr. died on December 2, 1999. The 3,268,482 shares owned of record by Mr. Sanderson are now owned by his estate (the "DRS Estate"). The co-executors of the DRS Estate are Dewey R. Sanderson's sons, Robert Buck Sanderson and Hugh
V. Sanderson. Pursuant to a Pledge Agreement dated as of September 2, 2000, the DRS Estate has pledged 1,703,364 shares of common stock owned by it to secure its obligations under its Loan Agreement dated as of September 2, 2000, with a bank. This Loan Agreement pertains to the borrowings of $6,148,050, the proceeds of which were used to pay estate taxes.

         (5) Address: P. O. Box 988, Laurel, Mississippi 39441. The amount shown in the table includes 55,203 shares owned of record by Joe F. Sanderson, Jr., over which he exercises sole voting and investment power, and 48,410 shares allocated to Joe F. Sanderson, Jr.'s account in the Company's ESOP, with respect to which he has sole voting power. The trustees of the ESOP share investment power over the 48,410 shares allocated to Joe F. Sanderson, Jr.'s account under the ESOP. The amount in the table includes the 3,229,672 shares beneficially owned by Joe F. Sanderson, Jr. as co-executor of the JFS Estate. The co-executors share voting and investment power with respect to these shares. The amount shown in the table also includes 6,539 shares owned of record by Joe F. Sanderson, Jr.'s wife, over which she exercises sole voting and investment power. The amount in the table also includes 150,604 shares owned of record by a charitable private foundation established by Joe Frank Sanderson, for which Joe
F. Sanderson, Jr. serves as a director and as such, shares voting and investment power with the other directors of the foundation with respect to such shares. Pursuant to Rule 13d-4 of the Exchange Act, Joe F. Sanderson, Jr. disclaims beneficial ownership of the 6,539 shares owned of record by his wife, the 3,229,672 shares owned of record by the JFS Estate, and the 150,604 shares owned of record by the foundation. The amount in the table also includes 75,000 options to purchase shares owned by Mr. Sanderson under the Company's Stock Option Plan, which options to purchase such shares were fully vested and exercisable on the date of the Proxy, although the exercise prices of such options were higher than the market price on that date.

         (6) Address: P. O. Box 988, Laurel, Mississippi 39441. The amount in the table includes 130,220 shares owned of record by William R. Sanderson, over which he exercises sole voting and investment power, 9,108 shares allocated to his account under the ESOP, 8,460 shares owned of record by William R. Sanderson's wife, over which she exercises sole voting and investment power, and 28,134 shares owned by Mr. Sanderson as custodian for his minor children, over which he exercises sole voting and investment power. The amount in the table includes 3,229,672 shares beneficially owned by William R. Sanderson as co-executor of the JFS Estate. The co-executors share voting and investment power with respect to 3,229,672 shares owned of record by the JFS Estate. The amount in the table also includes 150,604 shares owned of record by a charitable private foundation established by Joe Frank Sanderson, for which William R. Sanderson serves as a director and as such, shares voting and investment power with the other directors of the foundation with respect to such shares. Pursuant to Rule 13d-4 of the Exchange Act, William R. Sanderson disclaims the beneficial ownership of the 8,460 shares owned of record by his wife, the 3,229,672 shares owned of record by the JFS Estate, and the 150,604 shares owned of record by the foundation. The amount in the table also includes 21,875 options to purchase shares owned by William R. Sanderson under the Company's Stock Option Plan, which options to purchase such shares were fully vested and exercisable on the date of the Proxy, although the exercise prices of such options were higher than the market price on that date.

      (7) Address: P. O. Box 988, Laurel, Mississippi 39441. The amount in the table includes 244,086 shares owned of record by Hugh V. Sanderson, over which he exercises sole voting and investment power, and 2,345 shares allocated to his account under the ESOP. The amount in the table also includes 3,268,482 shares beneficially owned by Hugh V. Sanderson as co-executor of the DRS Estate. The co-executors share voting and investment power with respect to the 3,268,482 shares owned of record by the DRS Estate. Hugh V. Sanderson exercises sole voting power over the 2,345 shares allocated to his account under the Company's ESOP, and the trustees of the ESOP share investment power over such shares. Pursuant to Rule 13d-4 of the Exchange Act, Hugh V. Sanderson disclaims the beneficial ownership of the 3,268,482 shares owned of record by the DRS Estate. The amount in the table also includes 2,500 options to purchase shares owned by Hugh V. Sanderson under the Company's Stock Option Plan, which options to purchase such shares were fully vested and exercisable on the date of the Proxy, although the exercise prices of such options were higher than the market price on that date.

      (8) Address: P. O. Box 988, Laurel, Mississippi 39441. The amount in the table includes 254,086 shares owned of record by Robert Buck Sanderson, over which he exercises sole voting and investment power, and 357 shares allocated to his account in the Company's account under the ESOP. The amount in the table also includes 3,268,482 shares beneficially owned by Robert Buck Sanderson as co-executor of the DRS Estate. The co-executors share voting and investment power with respect to the 3,268,482 shares owned of record by the DRS Estate. Robert Buck Sanderson exercises sole voting power over the 357 shares allocated to his account under the Company's ESOP, and the trustees of the ESOP share investment power over such shares. Pursuant to Rule 13d-4 of the Exchange Act, Robert Buck Sanderson disclaims the beneficial ownership of the 3,268,482 shares owned of record by the DRS Estate.

         (9) Address: P. O. Box 988, Laurel, Mississippi 39441. The amount shown in the table includes 1,400 shares owned of record by Mr. Cockrell over which he exercises sole voting and investment power, and 745 shares allocated to Mr. Cockrell's account in the Company's ESOP, with respect to which Mr. Cockrell has sole voting power. The trustees of the ESOP share investment power over the 738 shares allocated to Mr. Cockrell's account under the ESOP. The amount in the table also includes 33,750 options to purchase shares owned by Mr. Cockrell under the Company's Stock Option Plan, which options to purchase such shares were fully vested and exercisable on the date of this Proxy, although the exercise prices of such options were higher than the market price on that date.

         (10) Address: 415 North Magnolia,  Laurel,  Mississippi 39940. See note
(2) above for a description of the nature of Trustmark National Bank's beneficial ownership of the 1,167,254 shares of common stock owned of record by the ESOP. Trustmark National Bank, pursuant to Rule 13d-4 of the Exchange Act, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, which constitute all shares reported as being beneficially owned by it.

         (11) Address: P. O. Box 988, Laurel, Mississippi 39441. See note (2) for a description of the nature of Mr. Butts' beneficial ownership of the 1,167,254 shares of common stock owned of record by the ESOP. The amount in the table also includes 3,873 shares owned of record by Mr. Butts, and 80 shares held as custodian for a child, over which he exercises sole voting and investment power. With respect to the 23,817 shares allocated to his account under the Company's ESOP, Mr. Butts has sole voting power, but shares investment power with the other trustees of the ESOP. The amount in the table also includes 33,750 options to purchase shares owned by Mr. Butts under the Company's Stock Option Plan, which options to purchase such shares were fully vested and exercisable on the date of this Proxy, although the exercise prices of such options were higher than the market price of that date. Mr. Butts, pursuant to Rule 13d-4 of the Exchange Act, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, except the 23,437 shares allocated to his individual account.

          (12) Address: P. O. Box 988, Laurel, Mississippi 39441. See note (2) above for a description of the nature of Ms. Robinson's beneficial ownership of the 1,167,254 shares of common stock owned of record by the ESOP. Ms. Robinson, pursuant to Rule 13d-4 of the Exchange Act, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, except the 6,678 shares allocated to her individual account. There are 6,678 shares allocated to Ms. Robinson's account in the Company's ESOP, with respect to which Ms. Robinson has sole voting power, but over which she shares investment power with the other trustees of the ESOP.

         (13) Includes an aggregate of 93,339  shares  allocated to the accounts
of  all  Directors  and  executive   officers,   as  a  group  (12  persons,   7
participating) under the ESOP. See note (2) above.

         (14)     Less than 1%.

                              ELECTION OF DIRECTORS

         The amended Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes (Class A, Class B and Class C), with each class containing one-third, or as close to one-third as possible, of the total number of directors, and that the total number of directors shall be fixed by the Board of Directors in the By-laws. At the current time, the Board of Directors has fixed the number of directors at twelve, resulting in there being four directors in each class. At each annual meeting of stockholders, directors constituting one class are elected for a three-year term. At the 2001 Annual Meeting, stockholders will elect Class C directors, whose terms will expire at the 2004 annual meeting. Of the four Class C director positions, one position is currently vacant.

Nominees for Class C Directors

         Although there are four Class C positions, the Board recommends that only three persons be elected at this time. The Board of Directors proposes for election as Class C Directors the three nominees listed below, each to serve as a Class C Director until the 2004 annual meeting or until his successor is elected and has qualified. Any vacancy on the Board of Directors may be filled either by the Board of Directors or by the stockholders, and any person elected to fill a vacancy will serve the remainder of the term of the director whose position has become vacant.

         Proxies in the enclosed form may also be voted for the election as Class C Directors of substitute nominees who may be named by the Board of Directors to replace any of the three nominees who become unavailable to serve for any reason. No such unavailability is presently known to the Board of Directors. There are no arrangements or understandings relating to any person's service or prospective service as a Class C Director of the Company. No person listed below will be elected as a Class C Director unless such person receives the affirmative vote of the holders of a majority of the shares entitled to vote and represented (whether in person or by proxy) at the Annual Meeting at which a quorum is present. If more persons than the number of Directors to be elected receive a majority vote, then those persons receiving the highest number of votes will be elected. Abstentions will be treated as not present for purposes of calculating the vote with respect to the election of the Class C Directors, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto.

          The following table lists the nominees for Class C Director and shows, as of December 29, 2000, their respective beneficial ownership of common stock of the Company. Robert Buck Sanderson is the cousin of Joe F. Sanderson, Jr. (Class A Director), the brother of Hugh V. Sanderson (Class B Director) and the cousin of William R. Sanderson (Class C Director). William R. Sanderson is the brother of Joe F. Sanderson, Jr. (Class A Director), the cousin of Robert Buck Sanderson (Class C Director) and the cousin of Hugh V. Sanderson (Class B Director).



                                                              Shares
Nominees for                                   Director    Beneficially    Percent
Class C Director                              Age  Since      Owned (1)   of Class
----------------                              ----------     ----------   --------

Class C (Term expiring in 2004)
Robert Buck Sanderson (2) .........           47    1992    3,522,925       25.84%
William R. Sanderson (3) ..........           44    1998    3,578,073       26.25%
Donald W. Zacharias ...............           65    1988          150         (4)







         (1) The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the notes below.

         (2) See Note (8) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of the nature of Mr. Sanderson's beneficial ownership.

         (3) See Note (6) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of the nature of Mr. Sanderson's beneficial ownership.

         (4)  Less than 1%.

Directors Continuing in Office

         The following table lists the Class A and Class B Directors of the Company, whose terms expire at the 2002 and 2003 annual meetings, respectively, and shows, as of December 29, 2000, the beneficial ownership of common stock by each of them. Hugh V. Sanderson (Class B Director) is the cousin of Joe F. Sanderson, Jr. (Class A Director) and William R. Sanderson (Class C Director), and the brother of Robert Buck Sanderson (Class C Director). Joe F. Sanderson, Jr. (Class A Director) is the cousin of Robert Buck Sanderson (Class C Director) and Hugh V. Sanderson (Class B Director), and is the brother of William R. Sanderson (Class C Director).

                                                             Shares
Name of                                     Director      Beneficially   Percent
Continuing Director                       Age    Since      Owned (1)   of Class
-------------------                       ---    -----      ---------   --------


Class A (Term expiring in 2002)

Joe F. Sanderson, Jr. (2) .........       53    1984    3,565,428        26.15%
Charles W. Ritter, Jr .............       67    1988       12,000           (7)
Phil K. Livingston ................       57    1989       14,700           (7)
Lampkin Butts (3) .................       49    1998    1,204,957         8.84%

Class B (Term expiring in 2003)

Hugh V. Sanderson (4) .........           39    2000    3,517,413        25.80%
Rowan H. Taylor ...............           74    1989        5,500           (7)
John H. Baker, III (5) ........           58    1994      116,500           (7)
Mike Cockrell (6) .............           43    1998       35,895           (7)

--------------------------
         (1) The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the following notes.

         (2) See note (5) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of the nature of Mr. Sanderson's beneficial ownership.

         (3) See note (11) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of Mr. Butts' beneficial ownership.

         (4) See note (7) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of the nature of Mr. Sanderson's beneficial ownership.

         (5) The amount in the table includes 95,000 shares owned of record by a family limited partnership in which Mr. Baker is a limited partner, and 21,500 shares owned of record by a trust for the benefit of Mr. Baker's wife, as to which an institutional trustee exercises sole voting and investment power, and as to all of which Mr. Baker, pursuant to Rule 13d-14 of the Exchange Act, disclaims beneficial ownership.

         (6) See Note (9) to the table under the caption "Proxy Statement, Beneficial Ownership" for a description of the nature of Mr. Cockrell's beneficial ownership.

         (7)   Less than 1%.


Principal Occupations and Certain Directorships

         The following paragraphs identify the principal occupations of all Directors of the Company and directorships they hold in other companies with securities registered with the Securities and Exchange Commission. Except as otherwise indicated, each Director has served for at least five years in the position shown.

         Joe F. Sanderson, Jr. has served as President and Chief Executive Officer of the Company since November 1, 1989, and as Chairman of the Board since January 8, 1998. Mr. Sanderson is a member of the Executive Committee of the Company.

         Charles W. Ritter, Jr. has served, since 1967, as President and a Director of the Attala Company, which is principally engaged in the business of milling and selling feed and corn meal. He has also served as President of JRS, Inc., a family owned real estate investment firm, since 1973. Mr. Ritter is a director of First M & F Corp. and Merchants & Farmers Bank, Kosciusko, Mississippi.

         Phil K. Livingston served as President and Chief Executive Officer of Citizens National Bancshares, Inc. in Hammond, Louisiana, from its organization in 1983, until its merger into Deposit Guaranty Corporation on May 19, 1995. Citizens National Bancshares, Inc., which was dissolved with the merger, was the parent company of Citizens National Bank, and is now a wholly owned subsidiary of Deposit Guaranty Corporation as a result of such merger. In July 1996, the Citizens National Bank's charter was amended to change its name to Deposit
Guaranty National Bank of Louisiana. Mr. Livingston retired in 1998, and currently serves as a banking consultant to AmSouth Corporation.

         Hugh V. Sanderson has been employed by the Company as a Corporate Sales Manager for more than the past five years. At a special meeting called for that purpose on January 6, 2000, Mr. Sanderson was elected by the Board of Directors to fill the unexpired term of his father, Dewey R. Sanderson, Jr., who died on December 2, 1999. Mr. Sanderson was elected by the shareholders on February 25, 2000 as a Class B director.

         Rowan H. Taylor served as President of Mississippi Valley Title Insurance Company from 1975 until 1989, and as Chairman of the Board and Chief Executive Officer of that company from 1989 until 1992. Mr. Taylor currently serves as counsel for First American Title Insurance Company of Santa Anna, California, and as counsel to the Jackson, Mississippi law firm of Alston & Jones. Mr. Taylor served as an advisory director of Trustmark Corporation and Trustmark National Bank located in Jackson, Mississippi until his retirement from such position in 1995.

         John H. Baker, III has been the sole proprietor of John H. Baker Interests, a real estate and development company in Houston, Texas, since 1968.

         Donald W. Zacharias served as President of Mississippi State University from 1985 until his retirement in December 1997.

         Robert Buck Sanderson has been employed by the Company since January 1, 1993. From 1978 through 1992, Mr. Sanderson served as President of Pioneer Hardware & Supply Co., Inc. in Laurel, Mississippi.

         William R. Sanderson has served, since 1996, as Director of Marketing for the Company. Prior to 1996, Mr. Sanderson served as Director of Prepared Foods for the Company. Mr. Sanderson is a member of the Executive Committee of the Company.

         Lampkin Butts has served, since 1996, as Vice President-Sales for the Company. Prior to 1996, Mr. Butts served as Director of Processing and Sales for the Company. Mr. Butts is a member of the Executive Committee of the Company.

         Mike Cockrell has served, since 1993, as Treasurer and Chief Financial Officer for the Company. Prior to 1993, Mr. Cockrell was a shareholder and member of the law firm Wise Carter Child & Caraway of Jackson, Mississippi. Mr. Cockrell is a member of the Executive Committee of the Company.

Committees of the Board of Directors; Audit Committee Report; and Attendance at Meetings

         The Company's Board of Directors has not appointed any standing committees as of the date of this proxy statement, except an Audit Committee. The members of the Audit Committee are Messrs. Ritter, Livingston and Zacharias, and the Audit Committee met 4 times during fiscal 2000. To the extent provided by Item 7(e)(3)(v) of SEC Regulation 14A, the third and fourth paragraphs of this section shall not be deemed to be proxy "soliciting material" or to be "filed" with the SEC or subject to its proxy regulations or to the liabilities of section 18 of the Securities Exchange Act.

         The function of the Audit Committee is, among other things, to recommend the independent auditors to the Board of Directors, to review the scope of the independent auditors' audit, to review the Company's major accounting and financial reporting policies and practices and systems for compliance with applicable statutes and regulations, and to review the Company's internal auditing functions. A copy of the Audit Committee charter adopted by the Board of Directors in 1987 is attached to this Proxy Statement as Exhibit A.

         The Audit Committee has reviewed and discussed the audited financial statements with management, and the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). SAS 61 requires the independent auditor to provide the Audit Committee with information regarding the scope and results of an audit that may assist the Audit Committee in overseeing management's financial reporting and disclosure process. The Audit
Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants the independent accountants' independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2000 be included in the Company's Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

         Each member of the Audit Committee is independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers).

         During the fiscal year ended October 31, 2000, the Board of Directors met 6 times and the Audit Committee met 4 times. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of Board of Directors meetings held during the period for which he was a director and (ii) the total number of meetings held by the Audit Committee, as applicable.

                          Phil K. Livingston
                          Charles W. Ritter, Jr.
                          Donald W. Zacharias

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. Based solely on a review of written information provided by such persons, the officers and directors of the Company are in full compliance with all Section 16(a) filing requirements.

Executive Compensation

         The following table sets forth the cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the named executive officers.




                           Summary Compensation Table
                               Annual Compensation


       (a)                          (b)       (c)         (d)          (e)
     Name and                                Salary     All Other   Securities
  Principal Position               Year       ($)     Compensation  Underlying
                                                          ($)(2)  Options/SARs (#)
--------------------------------------------------------------------------------

Joe F. Sanderson, Jr .........     2000      542,218       13,319       75,000
Chief Executive Officer            1999      533,328       21,203          -0-
and President                      1998      419,520       35,107       60,000



D. Michael Cockrell (1) ......     2000      221,284          -0-       25,500
Treasurer and                      1999      202,336          -0-          -0-
Chief Financial Officer            1998      195,467        2,425       15,000


Lampkin Butts (1) ............     2000      198,406          -0-       25,500
Vice President - Sales             1999      184,896          946          -0-
                                   1998      171,765          520       15,000




         (1) Mr.  Butts became an  executive  officer of the Company  effective
November 1, 1996. Mr. Cockrell became an executive officer of the Company effective November 1, 1993.

         (2) The amounts in this column represent the value of the contribution made by the Company to the accounts of the named individuals under the Company's Employee Stock Ownership Plan, and also includes travel costs and amounts reimbursed for estimated income tax liability related thereto. All employees of the Company, including executive officers, participate in the Company's ESOP. The Company made no contribution to the ESOP in 2000, contributed $840,000 in fiscal 1999, and $1.1 million in fiscal 1998. As of the date of this Proxy Statement, no amounts had been allocated to the accounts of the named individuals under the ESOP with respect to the fiscal year ended October 31, 2000, and no company contribution was or will be made in or for the Company's fiscal year then ended. The ESOP covers all employees of the Company.

     Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                                Option/SAR Values

The following table sets forth the value at December 29, 2000 of unexercised options for each of the named executive officers.


                         Amount Paid
                             to
                         Redeem Stock            Options at            Value of Unexercised Vested
                         Appreciation         Fiscal Year-End (#)     Options at December 29, 2000 (4)
Name                       Rights          Exercisable Unexercisable     Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------


Joe F. Sanderson,
Jr.(1)................      $0                 75,000      120,000            $0            $0


D. Michael
Cockrell(2)...........      $0                 33,750       36,750            $0            $0


Lampkin Butts (3......      $0                 33,750       33,750            $0            $0


(1) Mr. Sanderson's options consist of the following:

- 60,000 shares granted on July 24, 1997 at $15.00 per share, expiring July 23, 2007, of which 45,000 are exercisable.
- 60,000 shares granted on April 23, 1998, at $13.00 per share, expiring April 23, 2008, of which 30,000 are exercisable.
- 75,000 shares granted on April 21, 2000 pursuant to the Company's Phantom Stock Agreement, at $7.46875 per share, expiring April 21, 2010, none of which are exercisable.

(2) Mr. Cockrell's options consist of the following:

- 7,500 shares granted on April 27, 1995, at $11.25 per share, expiring April 27, 2001, of which 7,500 are exercisable.
- 7,500 shares granted on July 25, 1996, at $10.87 per share, expiring July 25, 2002, of which 7,500 are exercisable.
- 15,000 shares granted on July 24, 1997, at $15.00 per share, expiring July 24, 2007, of which 11,250 are exercisable. - 15,000 shares granted on April 23, 1998, at $13.00 per share, expiring April 23, 2008, of which 7,500 are exercisable.
- 7,500 shares granted on May 1, 2000, at $7.188 per share, expiring May 1, 2010, none of which are exercisable. - 18,000 shares granted on April 21, 2000 under the Company's Phantom Stock Agreement, at $7.46875 per share, expiring April 21, 2010, none of which are exercisable.

(3) Mr. Butts' options consist of the following:
- 7,500 shares granted on April 27, 1995, at $11.25 per share, expiring April 27, 2001, of which 7,500 are exercisable.
- 7,500 shares granted on July 25, 1996, at $10.87 per share, expiring July 25, 2002, of which 7,500 are exercisable.
- 15,000 shares granted on July 24, 1997, at $15.00 per share, expiring July 24, 2007, of which 11,250 are exercisable.
- 15,000 shares granted on April 23, 1998, at $13.00 per share, expiring April 23, 2008, of which 7,500 are exercisable.
- 7,500 shares granted on May 1, 2000, at $7.188 per share, expiring May 1, 2010, none of which are exercisable.
- 18,000 shares granted on April 21, 2000 under the Company's Phantom Stock Agreement, at $7.46875 per share, expiring April 21, 2010, none of which are exercisable.

(4) The market value at December 29, 2000 was less than the exercise price of all vested options.

Director's Fees

          During fiscal 2000, Directors who were not also officers or employees of the Company received a fee of $3,000 per meeting attended plus an annual stipend of $10,000.

Board Report on Executive Compensation

          The Company did not have a standing Compensation Committee for the fiscal year ended 2000, and therefore the Board of Directors prepared the following Report.

          Generally, executive officer compensation is not directly related to factors such as profitability, sales growth, return on equity or market share, except to the extent that such factors impact the Company's overall ability to satisfy its compensation obligations to all employees.

          Annual compensation for the President, Chief Executive Officer and Chairman of the Board ("CEO"), is determined by the full Board of Directors of the Company. The annual compensation for the Treasurer and Chief Financial Officer ("CFO") and the Vice President-Sales ("VP-Sales") is determined by the CEO. The components of the annual compensation paid to the CEO, CFO and VP-Sales are as follows: (i) base salary; (ii) a bonus calculated pursuant to the provisions of the Company's Bonus Award Program; (iii) stock option awards made under the Company's Stock Option Plan; and (iv) allocation of contributions made by the Company to the respective accounts of the CEO, CFO and VP-Sales under the ESOP.

          Base salaries for executive officers of the Company are originally fixed using a comparison of similarly situated officers of other poultry companies. Also taken into account are benefits, years of service, responsibilities, Company growth, future plans and the Company's current ability to pay. Periodic increases in base salary are based on evaluations of past and current performance and current market conditions. In addition, in accordance with the Company's Wage and Salary Administration manual in effect since 1979, the base salary of each salaried employee of the Company, including the executive officers, is increased on January 1 of each year to reflect cost of living increases, provided that the Company is in a financial position to make an increase. In January 1999, the base salary of all salaried employees of the Company, including the executive officers, was increased for the cost of living adjustment by 1%. The cost of living increase for 2000, which took effect January 1, 2000, was 2.0%. The cost of living increase for 2001, which has been approved by the Company's Executive Committee to take effect on January 1, 2001, was 2.5%.

          The executive officers of the Company are participants in the Company's Stock Option Plan and have received awards of stock options and Phantom Stock Agreements from time to time since the plan was adopted by the full Board of Directors and approved by the Shareholders in 1992. The timing and amount of awards under the Stock Option Plan and pursuant to the Phantom Stock Agreements are determined by the full Board of Directors of the Company, and are based on factors such as years of service, responsibilities, individual performance and long-term incentives awarded to similarly situated officers and executives of other poultry companies.

          The CEO, CFO and VP-Sales are participants in the Company's Bonus Award Program, which covers all salaried employees of the Company. The amounts payable to all salaried employees, including the executive officers, are based on the Company's financial performance and its operating performance relative to other companies in the industry. The bonus for the CEO, CFO and VP-Sales is calculated by multiplying such person's average monthly salary by 12 and multiplying that product by a percentage ranging from 25% to 100% for the CEO, and from 17.5% to 70% for the CFO and VP-Sales, depending on the performance of the Company. No bonuses were paid for fiscal 1998 or 1999, and no bonuses have been or will be paid for fiscal 2000.

          In addition, all executive officers participate in the Company's Employee Stock Ownership Plan which covers all employees of the Company. Allocations to the executive officers under this plan are made on the same basis as allocations to all other participants. No contribution was made by the Company to the ESOP during or for fiscal 2000, and the Board of Directors have determined that none will be. At its meeting held October 22, 1998, the Board of Directors authorized a contribution to the ESOP in the amount of $1.1 million, which contribution was made by the Company during fiscal 1998, and which contribution was allocated to the participant's accounts during fiscal 1999. At its meeting held October 21, 1999, the Board of Directors authorized a contribution to the ESOP in the amount of $840,000, which contribution was made by the Company during fiscal 1999, and which contribution was allocated to the participants' accounts during fiscal 2000.

          Joe F. Sanderson, Jr.                   Donald W. Zacharias
          William R. Sanderson                    Rowan H. Taylor
          John H. Baker, III                      Mike Cockrell
          Phil K. Livingston                      Lampkin Butts
          Robert Buck Sanderson                   Hugh V. Sanderson
          Charles W. Ritter, Jr.

Performance Graph

The following graph presents a comparison of the five year cumulative total stockholder return1 among the Company, the NASDAQ Composite Index, and a group of peer companies. The peer group consists of the following companies: Cagles, Inc., Pilgrim's Pride, Inc., WLR Foods, Inc. and Tyson Foods, Inc. (the "Peer Group Index"). The Company selected the Peer Group Index because the return reflected in the Peer Group Index presents stockholders with a comparison of total stockholder return with other publicly held companies in our industry.


                                                             YEARS2

                                             1995  1996  1997  1998  1999  2000
                                             ----  ----  ----  ----  ----  ----


Sanderson Farms, Inc.                         100   128   126   147    98    71

NASDAQ Composite Index                        100   118   155   174   294   333

Peer Group                                    100   118   118   153    95    77

                              CERTAIN TRANSACTIONS

          Joe Frank Sanderson, a co-founder of the Company and a member of its Board of Directors, died on January 24, 1998. The 3,229,672 shares of Common Stock of the Company that Mr. Sanderson owned of record are now owned of record by the Estate of Joe Frank Sanderson, deceased (the "JFS Estate"). The co-executors of the JFS Estate are Mr. Sanderson's sons, Joe F. Sanderson, Jr. and William R. Sanderson (the "Co-executors"). On March 21, 2000, the JFS Estate borrowed $13,500,000 from Harris Trust & Savings Bank and SunTrust Bank under a Credit Agreement dated as of that date (the "Credit Agreement"). The entire proceeds were used to pay the JFS Estate's obligations to another financial institution incurred for the payment of federal and state estate taxes. The loan under the Credit Agreement is secured by the JFS Estate's pledge of 3,229,672 shares of Common Stock of the Company. The loan requires that the ratio of the principal amount of the loan, divided by the market value of the pledged Common Stock ("Loan-to-Value Ratio") not exceed 60%. In making this calculation, the value of the pledged Common Stock is its market value, except that if the market value is less than $5 per share, the Common Stock is deemed to have no collateral value. In addition, in making this calculation, the principal amount of the loan is reduced by any cash collateral held by the Banks and also by the principal amount of any guarantee of the loan that the Company may decide to give to the Banks.

          On June 15, 2000, the Company delivered to Harris Trust and Savings Bank and SunTrust Bank its guarantee of $3,206,000 of the $13,500,000 loan described above. The JFS Estate is required by the Credit Agreement to notify the lenders if at any time the Loan-to-Value Ratio exceeds 60%, and then to reduce the Loan-to-Value ratio to 50% within five business days thereafter by either pledging additional collateral acceptable to the Banks or by reducing the principal amount of the loan outstanding. The amount of the guaranty delivered on June 15, 2000 was calculated to bring the Loan-to-Value Ratio to 50%, which was required of the JFS Estate, as borrower, because the market value of the pledged Common Stock of the Company had dropped so that the Loan-to-Value Ratio exceeded 60%.

          Also on June 15, 2000, the JFS Estate entered into an Indemnity Agreement with the Company. The Indemnity Agreement was a condition to the Company's delivery of any guaranty of the JFS Estate's loan. It provides, among other things, that the JFS Estate will indemnify the Company against all liability that the Company may be called upon to pay under its guaranty (and any future guaranty the Company may deliver to the JFS Estate's Banks).

                              INDEPENDENT AUDITORS

          Ernst & Young LLP, Independent Auditors, Jackson, Mississippi, were the independent auditors for the Company during the fiscal year ended October 31, 2000. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement at the meeting if he desires to do so, and will be available to respond to any appropriate questions.

          The Board of Directors of the Company has selected the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2001. Stockholder approval and ratification of this selection is not required by law or by the By-Laws of the Company. Nevertheless, the Board has chosen to submit it to the stockholders for their approval and ratification. Of the shares represented and entitled to vote at the Annual Meeting (whether in person or by proxy), more votes must be cast in favor of than votes cast against the proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2001, in order for this proposal to be adopted. The Proxyholder named in the accompanying proxy card will vote FOR the foregoing proposal unless otherwise directed therein. Abstentions will not be counted either as a vote FOR or as a vote AGAINST the proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2001. Broker non-votes will be treated as not present for purposes of calculating the vote with respect to the foregoing proposal, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto. If more votes are cast AGAINST this proposal than FOR, the Board of Directors will take such decision into consideration in selecting independent auditors for the Company.

                                  OTHER MATTERS

          As of the date of this Proxy Statement, the Board of Directors knows of no matters likely to be brought before the Annual Meeting other than those set forth in the Notice of the Meeting. If other matters properly come before the Meeting, each Proxy will be voted in accordance with the discretion of the Proxyholder named therein.

                              STOCKHOLDER PROPOSALS

Procedure

          The Company's By-laws provide that stockholders may nominate individuals for election as directors from the floor at any annual or special meeting of stockholders called for the election of directors only if timely written notice of such nomination has been given to the Secretary of the Company. To be timely, such notice must be received at the principal office of the Company no later than the close of business on the 15th day following the day on which notice of the date of the meeting is given or made to stockholders in accordance with the By-laws. The By-laws specify what such a notice of such nomination must include. In addition, the By-laws set forth the procedure that must be followed by stockholders to properly bring a matter before a stockholders' meeting. If a stockholder wishes to bring a matter before the meeting that has not been specified in the notice of the meeting, the stockholder must deliver written notice of said stockholder's intent to bring the matter before the meeting of stockholders so that the notice is received by the Secretary of the Company no later than the close of business on the 15th day following the date on which notice of the day of the meeting is given or made to stockholders in accordance with the By-laws. The By-laws also specify what such a notice must include.

2002 Annual Meeting

          A stockholder who intends to present a proposal, which relates to a proper subject for stockholder action, at the 2002 Annual Meeting of Stockholders and who wishes such proposal to be considered for inclusion in the Company's proxy materials for such meeting must cause such proposal to be received, in proper form, at the Company's principal executive offices no later than September 15, 2001. Any such proposals, as well as any questions relating thereto, should be directed to the Company to the attention of its President. Any proposal submitted after September 15, 2001 shall be considered untimely and will not be considered for inclusion in the Company's proxy material for the 2002 annual meeting.

                     METHODS AND COST OF SOLICITING PROXIES

          The Proxy card enclosed with this Proxy Statement is solicited by and on behalf of the Board of Directors of the Company. In addition to solicitation of stockholders of record by mail, telephone or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company will reimburse them for their mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of common stock. Whether or not you expect to be present at the Annual Meeting, please sign, date and return the enclosed Proxy card promptly. No postage is necessary if mailed in the United States. The cost of solicitation, including the preparation, printing and mailing, is being paid by the Company.

                        ADDITIONAL INFORMATION AVAILABLE

         Upon written request of any shareholder, the Company will furnish a copy of the Company's 2000 Annual Report on Form 10-K, as filed with the United States Securities and Exchange Commission, including the financial statements and schedules thereto. The written request should be sent to the Treasurer of the Company at the Company's executive office. The written request must state that as of December 29, 2000, the person making the request was a beneficial owner of capital stock of the Company.

                                             BY ORDER OF THE BOARD OF DIRECTORS:
                                                /s/James A. Grimes, Secretary

Dated: January 15, 2001

Exhibit A

                             Audit Committee Charter

                              Sanderson Farms, Inc.

Organization

This charter governs the operations of the Audit committee (the "Committee"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board of Directors the selection of the Company's independent auditors, subject to shareholders' approval.

o The Committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet with the independent auditors, with and without management present, to discuss the results of their audit.

o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire committee for the purposes of this review.

         The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                  APPENDIX "A"

                              SANDERSON FARMS, INC.

          The undersigned hereby appoints Mike Cockrell as proxy for the undersigned, with full power of substitution, to vote all of the undersigned's shares of common stock, $1.00 per share par value, of Sanderson Farms, Inc. at the Annual Meeting on February 15, 2001 (and any adjournments thereof), as instructed herein with respect to the matters herein set forth (and, to the extent not so instructed, as set forth in the related Proxy Statement), and according to his discretion upon all other matters which may properly come before such Meeting.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED UPON THE MATTERS SET FORTH ON THE REVERSE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2. THIS PROXY CONFERS DISCRETIONARY VOTING AUTHORITY AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. SEE ACCOMPANYING PROXY STATEMENT.

                                 Dated:                              , 2001
                                        -----------------------------




     Signature(s)
                            Executors, Administrators, Trustees, etc. should give full title. This proxy should be signed as name appears on certificate(s).

                     THIS PROXY IS SOLICITED BY THE BOARD OF
                       DIRECTORS OF SANDERSON FARMS, INC.
                             (SEE BALLOT ON REVERSE)

                                     BALLOT

                          MANAGEMENT RECOMMENDS A VOTE
                          "FOR" THE FOLLOWING PROPOSALS

1.      To elect three Class C Directors to serve until the 2004 annual meeting:
           ----                                    ----
          /   /   FOR all nominees               /   /   WITHHOLD AUTHORITY
          ----                                   ----
               listed below (except                       (to vote for all
               as indicated to the                        nominees listed below)
               contrary below)

           Robert Buck Sanderson, William R. Sanderson and Donald W. Zacharias

          INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name here:

          -----------------------                      ------------------------

2. To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2001:

                 ----          ----                ----
                /   /   FOR   /   /    AGAINST    /   /   ABSTAIN
                ----          ----                ----

                              SANDERSON FARMS, INC.
                                     BALLOT

1.      To elect three Class C Directors to serve until the 2004 annual meeting:
     ----                             ----
    /   /   FOR all nominees         /   /   WITHHOLD AUTHORITY
    ----    listed below (except     ---     (to vote for all
            as indicated to the              nominees listed below)
            contrary below)

           Robert Buck Sanderson, William R. Sanderson and Donald W. Zacharias

        INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name here:

         -------------------     --------------------     --------------------

2. To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 31, 2001.

                 ----                 ----                ----
                /   /   FOR         /   /    AGAINST    /   /   ABSTAIN
                ----                ----                ----


Dated:_____________________, 2001               ______________________
                                                      Participant


                                                ----------------------
                                                     (Print Name)

PLEASE DATE, SIGN AND RETURN THIS BALLOT IN THE ENCLOSED ADDRESSED AND POSTAGE PREPAID ENVELOPE TO THE ADMINISTRATIVE COMMITTEE OF THE ESOP NO LATER THAN FEBRUARY 9, 2001, THROUGH COMPANY MAIL OR BY UNITED STATES MAIL.

--------
1 Assumes $100 invested on November 1, 1995. Total return assumes reinvestment of dividends.
2 Fiscal year ends October 31.